LION COPPER AND GOLD CORP. COMPLETES RESTRUCTURING

OF CONVERTIBLE DEBENTURES

February 21, 2024, Vancouver, British Columbia - Lion Copper and Gold Corp. ("Lion CG" or the "Company") (TSX-V: LEO) (OTCQB: LCGMF) announces that it has issued convertible debentures (the "Debentures") in the aggregate principal amount of US$941,813 to replace previously issued convertible debentures that were maturing (the "Original Debentures"), as announced in the Company's news release of February 15, 2024.  The Debentures have a maturity date of 12 months and bear interest at a rate of 20% per annum. The Debentures are convertible into common shares of the Company at a price of US$0.06 (C$0.08) per share, or at the holder's option, may instead be converted in-kind for common shares of Falcon Butte Minerals Corp. held by the Company, at a conversion price of US$0.25 (C$0.32) per Falcon Butte share. Holders of the debentures also received an aggregate of 15,696,883 share purchase warrants each entitling the holder to receive one common share of the Company at an exercise price of US$0.06 (C$0.08) for a period of 12 months.

In addition, a total of US$259,000 of principal amount of the Original Debentures were converted into 3,500,000 common shares.  The Company has received commitments from a number of the holders of the remaining Original Debentures to complete a securities for debt transaction (see February 15, 2024 news release), which is anticipated to complete within the next week.

Pursuant to the requirements of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (the "Instrument"), the Company advises that participation by officers and directors of the Company for a total of US$373,033 in the Debenture restructuring constituted a "related party transaction" as defined under the Instrument. The Company relied on the exemptions under section 5.5(a) and section 5.7(1)(a) from the formal valuation and minority shareholder approval requirements of the Instrument, as the fair market value of the securities issued to the related parties did not exceed 25% of the Company's market capitalization. The Company did not file a material change report 21 days prior to the issuance of the Debenture restructuring because the details of restructuring and participation had not been confirmed at that time.

The Debentures and related warrants are subject to a statutory four-month hold period, expiring on June 17, 2024, in accordance with applicable Canadian securities laws. The securities will also be subject to restrictions under U.S. securities laws, which generally restrict any resales for a period of six months for non-affiliates.

On behalf of the Board of Directors,

Stephen Goodman

President

For more information please contact:

Email: info@lioncg.com

Website: www.lioncg.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain information in this news release constitutes forward-looking statements under applicable securities laws. Any statements that are contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may", "will", or the negative of these terms and similar expressions. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, general economic conditions; adverse industry events; marketing costs; loss of markets; future legislative and regulatory developments; inability to access sufficient capital from internal and external sources, and/or inability to access sufficient capital on favorable terms; the ability of Lion CG to implement its business strategies; competition; currency and interest rate fluctuations and other risks.

The securities referenced in this news release have not been, and will not be, registered under the U.S. Securities Act, or any U.S. state securities laws, and may not be offered or sold in the United States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with the requirements of an applicable exemption therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.